RE COMMERCIAL METALS COMPANY Q 2 F Y ’ 2 2 S u p p l e m e n t a l S l i d e s

Forward-Looking Statements Q2 FY22 Supplemental Slides │ March 17, 2022 2 This presentation contains “forward-looking statements" within the meaning of the federal securities laws with respect to general economic conditions, key macro-economic drivers that impact our business, the effects of ongoing trade actions, the effects of continued pressure on the liquidity of our customers, potential synergies and organic growth provided by acquisitions and strategic investments, demand for our products, metal margins, the effect of COVID-19 and related governmental and economic responses thereto, the ability to operate our steel mills at full capacity, future availability and cost of supplies of raw materials and energy for our operations, share repurchases, legal proceedings, the undistributed earnings of our non-U.S. subsidiaries, U.S. non-residential construction activity, international trade, the impact of Russia’s invasion of Ukraine, capital expenditures, our liquidity and our ability to satisfy future liquidity requirements, the proposed Tensar acquisition and the timing thereof, estimated contractual obligations, the expected capabilities and benefits of new facilities, the timeline for execution of our growth plan, and our expectations or beliefs concerning future events. The statements in this presentation that are not historical statements, are forward-looking statements. These forward-looking statements can generally be identified by phrases such as we or our management "expects," "anticipates," "believes," "estimates," "future," "intends," "may," "plans to," "ought," "could," "will," "should," "likely," "appears," "projects," "forecasts," "outlook" or other similar words or phrases, as well as by discussions of strategy, plans, or intentions. Our forward-looking statements are based on management’s expectations and beliefs as of the date of this presentation. Although we believe that our expectations are reasonable, we can give no assurance that these expectations will prove to have been correct, and actual results may vary materially. Except as required by law, we undertake no obligation to update, amend or clarify any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, new information or circumstances or any other changes. Important factors that could cause actual results to differ materially from our expectations include those described in Part I, Item 1A, Risk Factors, of our annual report on Form 10-K for the fiscal year ended August 31, 2021, as well as the following: changes in economic conditions which affect demand for our products or construction activity generally, and the impact of such changes on the highly cyclical steel industry; rapid and significant changes in the price of metals, potentially impairing our inventory values due to declines in commodity prices or reducing the profitability of our downstream contracts due to rising commodity pricing; impacts from COVID-19 on the economy, demand for our products, global supply chain and on our operations, including the responses of governmental authorities to contain COVID-19 and the impact of various COVID-19 vaccines; excess capacity in our industry, particularly in China, and product availability from competing steel mills and other steel suppliers including import quantities and pricing, the potential impact of the Russian invasion of Ukraine on the global economy, energy supplies and raw materials, which is uncertain but may prove to negatively impact our business and operations; compliance with and changes in existing and future laws, regulations and other legal requirements and judicial decisions that govern our business, including increased environmental regulations associated with climate change and greenhouse gas emissions; involvement in various environmental matters that may result in fines, penalties or judgments; evolving remediation technology, changing regulations, possible third-party contributions, the inherent uncertainties of the estimation process and other factors that may impact amounts accrued for environmental liabilities; potential limitations in our or our customers' abilities to access credit and non-compliance of their contractual obligations, including payment obligations; activity in repurchasing shares of our common stock under our repurchase program; financial covenants and restrictions on the operation of our business contained in agreements governing our debt; our ability to successfully identify, consummate and integrate acquisitions, and the effects that acquisitions may have on our financial leverage; risks associated with acquisitions generally, such as the inability to obtain, or delays in obtaining, required approvals under applicable antitrust legislation and other regulatory and third party consents and approvals; operating and startup risks, as well as market risks associated with the commissioning of new projects could prevent us from realizing anticipated benefits and could result in a loss of all or a substantial part of our investments; lower than expected future levels of revenues and higher than expected future costs; failure or inability to implement growth strategies in a timely manner; impact of goodwill impairment charges; impact of long-lived asset impairment charges; currency fluctuations; global factors, such as trade measures, military conflicts and political uncertainties, including changes to current trade regulations, such as Section 232 trade tariffs and quotas, tax legislation and other regulations which might adversely impact our business; availability and pricing of electricity, electrodes and natural gas for mill operations; ability to hire and retain key executives and other employees; competition from other materials or from competitors that have a lower cost structure or access to greater financial resources; information technology interruptions and breaches in security; ability to make necessary capital expenditures; availability and pricing of raw materials and other items over which we exert little influence, including scrap metal, energy and insurance; unexpected equipment failures; losses or limited potential gains due to hedging transactions; litigation claims and settlements, court decisions, regulatory rulings and legal compliance risks; risk of injury or death to employees, customers or other visitors to our operations; and civil unrest, protests and riots.

3 ✓ Vertical structure optimizes returns through the entire value chain ✓ Disciplined capital allocation focused on maximizing returns for our shareholders Q2 FY22 Supplemental Slides │ March 17, 2022 ✓ Leading positions in core product and geographical markets ✓ Focused strategy that leverages capabilities and competitive strengths ✓ Strong balance sheet and cash generation provides flexibility to execute on strategy A Clear Path to Value Creation

Key Takeaways From Today's Call

- **Continued record-level financial performance**
  - All-time high margins achieved on steel products and raw materials
  - Current rate of earnings made possible by past strategic actions
- **Progress made on key growth projects**
  - Tensar acquisition expected to close in fiscal Q3
  - Arizona 2 construction on schedule; expected startup in early calendar 2023
  - Details on announced fourth micro mill to be shared in coming months
- **CMC's financial position has further strengthened**
  - Funds received from California land sale and opportunistic debt offering provides CMC with additional capital allocation flexibility
- **Strong FY 2022 financial outlook**
  - Market conditions are robust; good demand and margin levels expected to persist through end of fiscal year
- **No disruptions to workforce, operations, or demand to-date related to Ukraine crisis**

$323 million
Q2 Core EBITDA[1]

$188 million
Q2 Adjusted Earnings from Continuing Operations[1]

$1.53
Q2 Adjusted EPS[1]

22%
Q2 Annualized ROIC[1]

1 Core EBITDA, adjusted earnings from continuing operations, adjusted earnings per share, and return on invested capital are non-GAAP financial measures. For definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document

Q2 FY22 Supplemental Slides | March 17, 2022 4

A Clearly Sustainable Future – Proud of Our Progress

With GHG emissions intensity already below the 2040 Paris Climate Agreement industry target, CMC continues to set new lower emissions targets

		CMC Performance	Industry Average	
GHG Emissions	Scope 1	0.197	0.82 MT CO2e / MT	
	Scope 1-3	0.698	1.89 MT CO2e / MT	63% lower than industry average
Energy Use	Energy Intensity	3.710	20.62 GJ / MT	82% lower than industry average
Water Use	Water Intake	1.241	28.60 m3 / MT	96% lower than industry average
Content	Virgin Material	2.0%	69.5% of content	67.5 percentage points lower than industry average

2030 Goals[1]	Progress on 2030 Goals[1]
Reduce our Scope 1 and 2 GHG emissions intensity by 20%	↓6.2% currently
Increase our renewable energy usage by 12% points	Renewables: ↑2.7% currently
Reduce our energy consumption intensity by 5%	Energy Intensity: ↓7.8% achieved
Reduce our water withdrawal intensity by 8%	↑7.8% currently



RESPECT FOR OUR ENVIRONMENT

At CMC, good business always aligns with good environmental practices:

- Environmental Stewardship
- Product Stewardship
- Reducing and managing our environmental impact

[1] Baseline for progress on environmental goals is fiscal year 2019

Sources: CMC 2021 Sustainability Report; scope 1 emissions based on direct emissions reported to the U.S. Environmental Protection Agency; virgin material content for industry based on data from Bureau of International Recycling; all other industry data sourced from the World Steel Association

Q2 FY22 Supplemental Slides | March 17, 2022 5

Our People Are Our #1 Asset 6 Source: CMC 2021 Sustainability Report Note: BLS refers to the U.S. Bureau of Labor Statistics; ISRI refers to the Institute of Scrap Recycling Industries; SMA refers to Steel Manufacturers Association Q2 FY22 Supplemental Slides │ March 17, 2022 CMC’s mission is to ensure our team members leave each workday in the same condition in which they started. We strive to not only create a safety focused work environment, but a culture of shared accountability that carries that mission to the shop floor. CMC FY 2021 Total Recordable Incident Rate (TRIR) by Category 2.87 CMC ISRI BLS 1.39 1.89 4.1 Recycling 3.9 CMC BLS Fabrication CMC 1.22 SMA 1.73 BLS Mills Teamwork and accountability driving results │ 1st half FY 2022 incident rate improved from 1st half of prior year 2.1

Building for the Future – Executing on a Disciplined Growth Plan

Now Operating



Polish Expansion

- Utilized previous excess melt capacity to add 200,000 tons of higher-margin finished product output
- Leverages fixed cost over larger revenue base
- Provides significant commercial and operational flexibility
- Has significantly outperformed expectations during first three quarters of operation

Q3 FY 2022


Tensar

Tensar Acquisition (pending)

- An industry leader in specialty early-phase construction reinforcement
- Strong and stable margins with unparalleled innovation capabilities, best-in-class customer value proposition
- Meaningfully extends CMC's growth runway; creates a platform for further expansion in complementary high-margin engineered solutions
- Under-penetrated markets provide significant growth upside
- Acquisition creates a unique provider of reinforcement solutions for the domestic and international construction markets

Early CY 2023



Arizona 2

- CMC's 3rd micro mill – second at Mesa, AZ site
- First merchant bar-capable micro mill in the world
- Replaces rebar production from higher-cost former Steel CA plant
- Will further optimize mill network and provide access to large West Coast MBQ market
- Significant portion of capital investment offset by sale of former Steel CA site
- One of the greenest steel plants in the world

Fiscal 2025



Micro Mill 4 (MM4)

- State-of-the-art micro mill to serve the Northeast, Mid-Atlantic, and Mid-Western markets
- Will complement CMC's existing operational footprint – significant benefits expected from enhanced production flexibility, customer service capabilities, and logistical efficiencies
- Expected to be one of the most environmentally friendly steel mills in the world
- Site selection process is underway

CMC is targeting significant growth through a disciplined approach of 1) expanding in markets we know well; 2) growing with a customer base we know well; and 3) adding complementary solutions for applications we know well

CMC

Q2 FY22 Supplemental Slides | March 17, 2022 7

• Based on CMC’s current view of the marketplace, FY 2022 financial results are expected to be strong • Volumes in North America should be supported by a replenished downstream backlog, as well as broad end market strength • Downstream backlog is expected to reprice higher throughout fiscal 2022 • Europe volumes should be supported by a robust residential construction market and continued growth in industrial activity • Third quarter FY 2022 finished steel shipments should follow a typical seasonal pattern – increasing sequentially from Q2 • Margins in the third quarter FY 2022 are expected to be consistent with recent levels • Crisis in Ukraine expected to tighten market supply of long steel products in Central and Eastern Europe • Significant increase in steel product margins over scrap in North America and Europe − Margins up $254 per ton y/y in North America, up $203 per ton in Europe • Margins on sales of raw materials reached $269 per ton compared to a longer-term average of $160 • Downstream average selling price increased $77 per ton from the prior quarter, a reflection of ongoing repricing of CMC’s backlog driven by higher priced new contracts • Downstream backlog grew on a year-over-year basis for third consecutive quarter • North America controllable costs per ton of finished steel increased from the prior quarter, driven primarily by maintenance, freight, and alloys • New third rolling line in Poland running at high utilization, is consuming previous melt shop excess capacity that was formerly sold as third-party billets • Energy costs in Europe segment increased from the second quarter of 2021, but were more than offset by strong market dynamics − Hedged position provided large cost offset − Electricity rates in the Polish market have experienced less volatility compared to Western European countries • Major end markets in North America and Europe remained strong P e rf o rm a n c e D ri v e rs O u tl o o k Operational Update 8Q2 FY22 Supplemental Slides │ March 17, 2022 FY 2022 Core EBITDA poised to exceed FY 2021 record

171 323 91 65 (7) (273) 3 273 0 100 200 300 400 500 600 Q2 2021 NA Segment EBITDA Europe Segment EBITDA Corp & Eliminations Gain on CA Land Sale Other Non- Op Items Q2 2022 Consolidated Operating Results 9Q2 FY22 Supplemental Slides │ March 17, 2022 Q2 ‘21 Q3 ‘21 Q4 ‘21 Q1 ‘22 Q2 ‘22 External Finished Steel Tons Shipped1 1,436 1,601 1,646 1,464 1,429 Core EBITDA2 $171,087 $230,464 $255,916 $326,806 $323,107 Core EBITDA per Ton of Finished Steel Shipped2 $119 $144 $155 $223 $226 Adjusted Earnings from Continuing Operations $79,767 $127,106 $154,240 $199,152 $187,553 Performance Summary Units in 000’s except per ton amounts • $273.3 million gain on the sale of real estate in Southern California • $16.1 million loss on extinguishment of debt related to the redemption of $300 million in senior notes due 2027 Non-Operating Charges / Benefits (excluded from results above) Figures are pre-tax for Q2 2022 [1] External Finished Steel Tons Shipped equal to shipments of Steel Products plus Downstream Products [2] Core EBITDA, Core EBITDA per ton of finished steel shipped, and Adjusted earnings from continuing operations are non-GAAP measures. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Core EBITDA Bridge – Q2 2021 to Q2 2022 $ Millions

100 125 150 175 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Adjusted EBITDA per ton Wgt Avg Finished Steel ASP Wgt Avg Finished Steel Mgn Over Scrap Controllable Costs 158 173 179 244 268 663 619 645 658 741 351 425 466 548 605 0 50 100 150 200 250 300 0 100 200 300 400 500 600 700 800 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Adjusted EBITDA per Ton of Finished Steel Shipped Downstream Products Margin Over Scrap (1 Qtr Lag) Steel Products Margin Over Scrap Key Performance Drivers Q2 2022 vs Q2 2021 North America 10Q2 FY22 Supplemental Slides │ March 17, 2022 Q2 ‘21 Q3 ‘21 Q4 ‘21 Q1 ‘22 Q2 ‘22 External Finished Steel Tons Shipped1 1,083 1,197 1,186 1,099 979 Adjusted EBITDA $171,612 $207,330 $212,018 $268,524 $262,148 Adjusted EBITDA per Ton of Finished Steel Shipped $158 $173 $179 $244 $268 Adjusted EBITDA Margin 13.6% 13.3% 12.8% 16.2% 16.2% Performance Summary Units in 000’s except per ton amounts (excludes California land sale) • Significant increase in steel product margins over scrap − Up $254 per ton y/y and $57 per ton sequentially • Expanded margins on sales of raw materials − Spread of selling price over purchase cost increased $52 per ton on a y/y basis • Expanded margins on sales of downstream products − Margin over scrap cost increased nearly $150 per ton y/y − Full value chain profitability on sales of downstream products above long-term average • Controllable costs negatively impacted by planned maintenance, freight, energy, and alloys − CMC remains very competitively positioned in comparison to the broader industry Notes: [1] External Finished Steel Tons Shipped equal to shipments of Steel Products plus Downstream Products [2] Steel Products Margin Over Scrap equals Average Selling Price minus Cost of ferrous scrap utilized [3] Downstream Products Margin Over Scrap equals Average Selling Price minus prior quarter cost of ferrous scrap utilized North America – Key Margins $ / ton (excludes California land sale) D P a n d S P M a rg in O ve r S c ra p A d ju s te d E B IT D A p e r to n North America Indexed Margins and Controllable Cost $ / ton of external finished steel shipped (excludes California land sale) [2] [3]

0% 10% 20% 30% 40% 50% Rebar Wire Rod Merchant Bars Russia Ukraine Belarus 46 124 147 219 180 204 288 315 435 407 0 50 100 150 200 250 100 150 200 250 300 350 400 450 500 Q2 '21 Q3 '21 Q4 '21 Q1 '22 Q2 '22 Adjusted EBITDA per Ton Steel Products Margin Over Scrap Key Performance Drivers Q2 2022 vs Q2 2021 Europe 11Q2 FY22 Supplemental Slides │ March 17, 2022 Q2 ‘21 Q3 ‘21 Q4 ‘21 Q1 ‘22 Q2 ’22 External Finished Steel Tons Shipped1 353 404 460 365 450 Adjusted EBITDA $16,107 $50,005 $67,676 $79,832 $81,149 Adjusted EBITDA per Ton of Finished Steel Shipped $46 $124 $147 $219 $180 Adjusted EBITDA Margin 8.0% 17.6% 18.4% 24.3% 20.5% Performance Summary Units in 000’s except per ton amounts • Significant increase in margin over scrap − Up $203 per ton y/y • Strong contribution from third rolling line − Allowed for increased sales of finished steel products into favorable market − Increased shipments y/y of rebar, merchant bar, and wire rod • Strong steel market dynamics more than offset impact of significant increase in electricity costs • Absence of major maintenance program undertaken in year ago period Europe – Key Margins $ / ton A d ju s te d E B IT D A p e r to n Percent of E.U. Long Product Imports from Russia, Ukraine, and Belarus % of total imports by product [2] Notes: [1] External Finished Steel Tons Shipped equal to shipments of Steel Products [2] Steel Products Margin Over Scrap equals Average Selling Price minus Cost of ferrous scrap utilized [3] Data sourced from Eurofer S te e l P ro d u c t M a rg in O ve r S c ra p 3

2 31 Disciplined Capital Allocation Strategy 12Q2 FY22 Supplemental Slides │ March 17, 2022 CMC Capital Allocation Priorities: $350 million share repurchase program in place Quarterly dividend of $0.14 per share (increased 17% in Q4 2021) Shareholder Cash Distribution Programs in Place • Operating cash flow • Sale of southern California real estate • $600 million notes issuance • $150 million tax-exempt bond1 • Funding of pending Tensar Acquisition • Completion of Arizona 2 micro mill • Increased shareholder distributions, to include Q3 and Q4 FY 2022 acceleration of share repurchases • Opportunistic redemption of 2027 notes Value-generating Growth Shareholder Distributions Debt Management CMC will prudently allocate capital while maintaining a strong and flexible balance sheet 1st Half Fiscal 2022 Sources of Cash Uses and Intended Uses Notes: [1] Use of cash raised from offering of tax-exempt bond is limited to funding of Arizona 2 project

Gain on California land sale 5 37 11 140 155 279 380 893 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 L12M (to Q2 '22) Cash Generation Profile 13Q2 FY22 Supplemental Slides │ March 17, 2022 Adjusted EBITDA Less Sustaining Capital Expenditures and Disbursements to Stakeholders 1 (in millions) CMC’s cash flow capabilities have been greatly enhanced through our strategic transformation FY 2022 capital expenditures expected in a range of $475 million to $525 million Source: Public filings, Internal data [1] Adjusted EBITDA less Sustaining Capital Expenditures and Disbursements to Stakeholders is a non-GAAP financial measure. For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document.

69 68 150 399 $847 $330 $300 $300 $300 $145 $400 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2047 Balance Sheet Strength 14Q2 FY22 Supplemental Slides │ March 17, 2022 [1] 2047 tax-exempt bonds were priced to yield 3.5%; coupon rate is 4.0% [2] Availability as of February 28, 2022 excludes proceeds related to 2047 tax-exempt bond as these funds are held as restricted cash Source: Public filings Revolver U.S. Accounts Receivable Facility Poland Credit Facilities Poland Accounts Receivable Facility (US$ in millions) Revolving Credit Facility 4.125% Notes Cash and Cash Equivalents 4.875% Notes 3.875% Notes Debt maturity profile provides strategic flexibility Debt Maturity Profile Q2 FY’22 Liquidity2 (US$ in millions) 4.375% Notes 4.0% Bond

46% 42% 37% 33% 32% 24% 18% 21% 22% 20% 17% 18% 14% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 3.9x 3.2x 2.5x 1.9x 1.6x 1.2x 0.9x 1.1x 1.2x 1.0x 0.8x 0.7x 0.5x NM 0.5x 1.0x 1.5x 2.0x 2.5x 3.0x 3.5x 4.0x 4.5x Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Q2 2022 Leverage Profile 15Q2 FY22 Supplemental Slides │ March 17, 2022 Source: Public filings, Internal data Notes: 1. Total debt is defined as long-term debt plus current maturities of long-term debt and short-term borrowings. 2. Net Debt is defined as total debt less cash & cash equivalents. 3. EBITDA depicted is adjusted EBITDA from continuing operations on a trailing 12-month basis. 4. Net debt-to-capitalization is defined as net debt on CMC’s balance sheet divided by the sum of total debt and stockholders’ equity For a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this document. Financial strength gives us the flexibility to fund our announced projects, pursue opportunistic M&A, and distribute cash to shareholders Net Debt1,2 / EBITDA3 Net Debt-to-Capitalization4

Q2 FY22 Supplemental Slides │ March 17, 2022 16 Appendix: Non-GAAP Financial Reconciliations

Adjusted EBITDA and Core EBITDA

Figures in thousand $	3 MONTHS ENDED 2/28/2022	11/30/2021	8/31/2021	5/31/2021	2/28/2021
Earnings from continuing operations	$383,314	$232,889	$152,313	$130,408	$66,233
Interest expense	12,011	11,035	11,659	11,965	14,021
Income taxes	126,432	28,872	40,444	38,175	20,941
Depreciation and amortization	41,134	41,226	42,437	41,804	41,573
Amortization of acquired unfavorable contract backlog	–	–	(1,495)	(1,508)	(1,509)
Asset impairments	1,228	–	2,439	277	474
Adjusted EBITDA from continuing operations[1]	$564,119	$314,022	$247,797	$221,121	$141,733
Non-cash equity compensation	16,251	9,619	8,119	13,800	12,696
Loss on debt extinguishment	16,052	–	–	–	16,841
Gain on sale of assets	(273,315)	–	–	(4,457)	(5,877)
Facility closure	–	–	–	–	5,694
Acquisition and integration related costs and other	–	3,165	–	–	–
Core EBITDA from continuing operations[1]	$323,107	$326,806	$255,916	$230,464	$171,087
North America steel product shipments	652	699	771	789	740
North America downstream shipments	327	400	415	408	343
Europe steel product shipments	450	365	460	404	353
Total finished steel shipments	1,429	1,464	1,646	1,601	1,436
Core EBITDA per ton of finished steel shipped	226	223	155	144	119

CMC

[1] See page 22 for definitions of non-GAAP measures

Q2 FY22 Supplemental Slides | March 17, 2022 17

3 MONTHS ENDED 2/28/2022 11/30/2021 8/31/2021 5/31/2021 2/28/2021 Earnings from continuing operations $383,314 $232,889 $152,313 $130,408 $66,233 Gain on sale of assets (273,315) – – (4,457) (5,877) Loss on debt extinguishment 16,052 – – – 16,841 Facility closure – – – – 5,694 Asset impairments 1,228 – 2,439 277 474 Acquisition and integration related costs and other – 3,165 – – – Total adjustments (pre-tax) ($256,035) $3,165 $2,439 ($4,180) $17,132 Tax impact International restructuring – (36,237) – – – Related tax effects on adjustments 60,274 (665) (512) 878 (3,598) Total tax impact $60,274 ($36,902) ($512) $878 ($3,598) Adjusted earnings from continuing operations 1 $187,553 $199,152 $154,240 $127,106 $79,767 Average diluted shares outstanding (thousands) 122,852 122,798 122,376 122,194 121,752 Adjusted earnings from continuing operations per diluted share $1.53 $1.62 $1.26 $1.04 $0.66 Adjusted Earnings from Continuing Operations Q2 FY22 Supplemental Slides │ March 17, 2022 18[1] See page 22 for definitions of non-GAAP measures Figures in thousand $

3 MOS ENDED 2/28/2022 Earnings from continuing operations before income taxes $509,746 Plus: interest expense 12,011 Plus: acquisition and integration related costs – Plus: loss on extinguishment of debt 16,052 Plus: asset impairments 1,228 Less: gain on sale of assets (273,099) Operating profit - adjusted $265,938 Operating profit - adjusted $265,938 Less: income tax at statutory rate1 63,293 Net operating profit after tax $202,645 Assets $5,504,220 Less: cash and cash equivalents 846,587 Less: accounts payable 414,025 Less: accrued expenses and other payables 383,622 Invested capital $3,859,986 Annualized net operating profit after tax $810,579 Invested capital (average of Q2 2022 and Q1 2022 ending amounts) $3,667,483 Return on Invested Capital2 22.1% Return on Invested Capital Q2 FY22 Supplemental Slides │ March 17, 2022 19 [1] Federal statutory rate of 21% plus approximate impact of state level income tax [2] See page 22 for definitions of non-GAAP measures Figures in thousand $

Adjusted EBITDA Less Sustaining Capital Expenditures and Disbursements to Stakeholders

Figures in thousand $	12 MONTHS ENDED								6 MONTHS ENDED	
	2/28/2022	8/31/2021	8/31/2020	8/31/2019	8/31/2018	8/31/2017	8/31/2016	8/31/2015	2/28/2022	2/28/2021
Earnings from continuing operations	$898,924	$412,865	$278,302	$198,779	$135,237	$50,175	$62,001	$58,583	$616,203	$130,144
Interest expense	46,670	51,904	61,837	71,373	40,957	44,151	62,121	76,456	23,046	28,280
Income taxes	233,923	121,153	92,476	69,681	30,147	15,276	13,976	36,097	155,304	42,534
Depreciation and amortization	166,601	167,613	165,749	158,653	131,508	124,490	127,111	135,559	82,360	83,372
Asset impairments	3,944	6,784	7,611	384	14,372	1,730	40,028	2,573	1,228	4,068
Amortization of acquired unfavorable contract backlog	(3,003)	(6,035)	(29,367)	(74,784)	–	–	–	–	–	(3,032)
Adjusted EBITDA from continuing operations[1]	$1,347,059	$754,284	$576,608	$424,086	$352,221	$235,822	$305,237	$309,268	$878,141	$285,366
Sustaining capital expenditures and disbursements to stakeholders										
Sustaining capital expenditures (depreciation and amortization used as proxy)	166,601	167,613	165,749	158,653	131,508	124,490	127,111	135,559	82,360	83,372
Interest expense	46,670	51,904	61,837	71,373	40,957	44,151	62,121	76,456	23,046	28,280
Cash income taxes	225,387	140,950	44,499	7,977	7,198	30,963	50,201	61,000	133,194	48,757
Dividends	62,944	57,766	57,056	56,537	56,076	55,514	55,342	55,945	34,011	28,833
Less: Equity Compensation	(47,789)	(43,677)	(31,850)	(25,106)	(23,929)	(30,311)	(26,355)	(24,484)	(25,870)	(21,758)
Total capital expenditures and disbursements to stakeholders	$453,813	$374,556	$297,291	$269,434	$211,810	$224,807	$268,420	$304,476	$246,741	$167,484
Adjusted EBITDA less capital expenditures and disbursements to stakeholders[1]	$893,246	$379,728	$279,317	$154,652	$140,411	$11,015	$36,817	$4,792	$631,400	$117,882

CMC

[1] See page 22 for definitions of non-GAAP measures

Q2 FY22 Supplemental Slides | March 17, 2022 20

Net Debt to Adjusted EBITDA and Net Debt to Capitalization

Figures in thousand $	3 MONTHS ENDED															
	2/28/2022	11/30/2021	8/31/2021	5/31/2021	2/28/2021	11/30/2020	8/31/2020	5/31/2020	2/29/2020	11/30/2019	8/31/2019	5/31/2019	2/28/2019	11/30/2018	8/31/2018	5/31/2018
Long-term debt	$1,445,755	$1,007,801	$1,015,415	$1,020,129	$1,011,035	$1,064,893	$1,065,536	$1,153,800	$1,144,573	$1,179,443	$1,227,214	$1,306,863	$1,310,150	$1,307,824	$1,138,619	$1,139,103
Current maturities of long-term debt and short-term borrowings	27,554	56,896	54,366	56,735	22,777	20,701	18,149	17,271	22,715	13,717	17,439	54,895	88,902	29,083	19,746	19,874
Total debt	$1,473,309	$1,064,697	$1,069,781	$1,076,864	$1,033,812	$1,085,594	$1,083,685	$1,171,071	$1,167,288	$1,193,160	$1,244,653	$1,361,758	$1,399,052	$1,336,907	$1,158,365	$1,158,977
Less: Cash and cash equivalents	846,587	415,055	497,745	443,120	367,347	465,162	542,103	462,110	232,442	224,797	192,461	120,315	66,742	52,352	622,473	600,444
Net debt[1]	$626,722	$649,642	$572,036	$633,744	$666,465	$620,432	$541,582	$708,961	$934,846	$968,363	$1,052,192	$1,241,443	$1,332,310	$1,284,555	$535,892	$558,533
Earnings from continuing operations	$383,314	$232,889	$152,313	$130,408	$66,233	$63,911	$67,782	$64,169	$63,596	$82,755	$85,880	$78,551	$14,928	$19,420	$51,260	$42,325
Interest expense	12,011	11,035	11,659	11,965	14,021	14,259	13,962	15,409	15,888	16,578	17,702	18,513	18,495	16,663	15,654	11,511
Income taxes	126,432	28,872	40,444	38,175	20,941	21,593	18,495	23,804	22,845	27,332	16,826	29,105	18,141	5,609	6,682	13,312
Depreciation and amortization	41,134	41,226	42,437	41,804	41,573	41,799	41,654	41,765	41,389	40,941	41,051	41,181	41,245	35,176	32,610	32,949
Asset impairments	1,228	–	2,439	277	474	3,594	1,098	5,983	–	530	369	15	–	–	840	935
Amortization of acquired unfavorable contract backlog	–	–	(1,495)	(1,508)	(1,509)	(1,523)	(10,691)	(4,348)	(5,997)	(8,331)	(16,582)	(23,394)	(23,476)	(11,332)	–	–
Adjusted EBITDA from continuing operations[1]	$564,119	$314,022	$247,797	$221,121	$141,733	$143,633	$132,300	$146,782	$137,721	$159,805	$145,246	$143,971	$69,333	$65,536	$107,046	$101,032
Trailing 12 month adjusted EBITDA from continuing operations	$1,347,059	$924,673	$754,284	$638,787	$564,448	$560,436	$576,608	$589,554	$586,743	$518,355	$424,086	$385,886	$342,947			
Total debt	$1,473,309	$1,064,697	$1,069,781	$1,076,864	$1,033,812	$1,085,594	$1,083,685	$1,171,071	$1,167,288	$1,193,160	$1,244,653	$1,361,758	$1,399,052	$1,336,907	$1,158,365	$1,158,977
Total stockholders' equity	2,869,947	2,486,189	2,295,109	2,156,597	2,009,492	1,934,899	1,889,413	1,800,662	1,758,055	1,701,697	1,624,057	1,564,195	1,498,496	1,489,027	1,493,583	1,452,902
Total capitalization	$4,343,256	$3,550,886	$3,364,890	$3,233,461	$3,043,304	$3,020,493	$2,973,098	$2,971,733	$2,925,343	$2,894,857	$2,868,710	$2,925,953	$2,897,548	$2,825,934	$2,651,948	$2,611,879
Net debt to trailing 12 month adjusted EBITDA from continuing operations	0.5x	0.7x	0.8x	1.0x	1.2x	1.1x	0.9x	1.2x	1.6x	1.9x	2.5x	3.2x	3.9x			
Net debt to capitalization	14%	18%	17%	20%	22%	21%	18%	24%	32%	33%	37%	42%	46%			

[1] See page 22 for definitions of non-GAAP measures

Q2 FY22 Supplemental Slides | March 17, 2022 21

Definitions for non-GAAP financial measures Q2 FY22 Supplemental Slides │ March 17, 2022 22 A D J U S T E D E A R N I N G S F R O M C O N T I N U I N G O P E R A T I O N S Adjusted earnings from continuing operations is a non-GAAP financial measure that is equal to earnings from continuing operations before debt extinguishment costs, certain gains on sale of assets, certain facility closure costs, asset impairments, labor cost government refunds and acquisition settlements, including the estimated income tax effects thereof. Adjusted earnings from continuing operations should not be considered as an alternative to earnings from continuing operations or any other performance measure derived in accordance with GAAP. However, we believe that adjusted earnings from continuing operations provides relevant and useful information to investors as it allows: (i) a supplemental measure of our ongoing core performance and (ii) the assessment of period-to-period performance trends. Management uses adjusted earnings from continuing operations to evaluate our financial performance. Adjusted earnings from continuing operations may be inconsistent with similar measures presented by other companies. Adjusted earnings from continuing operations per diluted share is defined as adjusted earnings from continuing operations on a diluted per share basis. C O R E E B I T D A F R O M C O N T I N U I N G O P E R A T I O N S Core EBITDA from continuing operations is the sum of earnings from continuing operations before interest expense and income taxes. It also excludes recurring non-cash charges for depreciation and amortization and asset impairments. Core EBITDA from continuing operations also excludes debt extinguishment costs, non-cash equity compensation, certain gains on sale of assets, certain facility closure costs, acquisition settlement costs and labor cost government refunds. Core EBITDA from continuing operations should not be considered an alternative to earnings (loss) from continuing operations or net earnings (loss), or as a better measure of liquidity than net cash flows from operating activities, as determined by GAAP. However, we believe that Core EBITDA from continuing operations provides relevant and useful information, which is often used by analysts, creditors and other interested parties in our industry as it allows: (i) comparison of our earnings to those of our competitors; (ii) a supplemental measure of our ongoing core performance; and (iii) the assessment of period-to-period performance trends. Additionally, Core EBITDA from continuing operations is the target benchmark for our annual and long-term cash incentive performance plans for management. Core EBITDA from continuing operations may be inconsistent with similar measures presented by other companies. ADJUSTED EBITDA FROM CONTINUING OPERATIONS Adjusted EBITDA from Continuing Operations is a non-GAAP financial measure. Adjusted EBITDA is the sum of the Company's earnings from continuing operations before interest expense, income taxes, depreciation and amortization expense, impairment expense, and amortization of acquired unfavorable contract backlog. Adjusted EBITDA from continuing operations should not be considered as an alternative to earnings from continuing operations or any other performance measure derived in accordance with GAAP. However, we believe that adjusted EBITDA from continuing operations provides relevant and useful information to investors as it allows: (i) a supplemental measure of our ongoing performance and (ii) the assessment of period-to-period performance trends. Management uses adjusted EBITDA from continuing operations to evaluate our financial performance. Adjusted EBITDA from continuing operations may be inconsistent with similar measures presented by other companies. ADJUSTED EBITDA LESS CAPITAL EXPENDITURES AND DISBURSEMENTS TO STAKEHOLDERS Adjusted EBITDA less sustaining capital expenditures and disbursements to shareholders is defined as Adjusted EBITDA less depreciation and amortization (used as a proxy for sustaining capital expenditures) less interest expense, less cash income taxes less dividend payments plus stock-based compensation. NET DEBT Net debt is defined as total debt less cash and cash equivalents. RETURN ON INVESTED CAPITAL Return on Invested Capital is defined as: 1) after-tax operating profit divided by 2) total assets less cash & cash equivalents less non-interest-bearing liabilities

Q2 FY22 Supplemental Slides │ March 17, 2022 23 Thank You